UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2019

GlobalSCAPE, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33601	74-2785449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Lockhill Selma Road, Suite 150, San Antonio, Texas		78249
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (210) 308-8267

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Chief Executive Officer

GlobalSCAPE, Inc. (the “Company”) announced, with deep sadness, the unexpected death of its President and Chief Executive Officer, Matthew C. Goulet. On March 31, 2019, the Company’s Board of Directors named Robert Alpert, Chairman of the Board, as Interim CEO while the search for a permanent replacement begins.

Mr. Alpert, age 54, has served as a member of the Board of Directors of the Company since June 2018 and his current term as director expires in 2021. Mr. Alpert has nearly 30 years of executive and financial experience. He is the co-founder and principal of 210 Capital, LLC and the founder and general partner of RHA, Inc. He is also the Co-CEO and Chairman of the Board of P10 Holdings, Inc., an alternative asset management investment firm, Chairman of the Board of Crossroads Systems, Inc., a specialty finance holding company, and a director of Elah Holdings, Inc. Prior to founding 210 Capital, Mr. Alpert was the founder and portfolio manager of Atlas Capital Management, L.P., a long-short strategy investment adviser, from October 1995 to September 2015. Mr. Alpert was responsible for the investments and operations of Atlas. Mr. Alpert is also the co-founder of Homebuilder Capital Advisors, LLC, a real estate specialty finance company, and a director of Redpoint Insurance Group, LLC, a Texas property and casualty insurance company. Mr. Alpert received a B.A. from Princeton University in 1987 and an M.B.A. from Columbia University in 1990. Mr. Alpert, together with C. Clark Webb and their affiliates, beneficially owns approximately 23.37% of our stock.

Mr. Alpert does not have any family relationships with any of the directors, executive officers, or any people nominated or chosen by the Company to become a director or executive officer. Mr. Alpert is not a party to any transactions listed in Item 404(a) of Regulation S-K.

Young Employment Agreement

On April 4, 2019, the Company entered into an amended and restated employment agreement (the “Young Agreement”) with Karen J. Young to continue to serve as the Company’s Chief Financial Officer. The Young Agreement is effective as of April 4, 2019 and supersedes the employment agreement dated June 29, 2018 between the Company and Ms. Young. Pursuant to the terms of the Young Agreement, the Company has agreed to continue to employ Ms. Young for an initial term of one (1) year in her current position as Chief Financial Officer of the Company. The Young Agreement will automatically renew for additional one year periods, unless the Young Agreement is cancelled by the Company or by Ms. Young at least 90 days prior to the end of any such one year term or it is earlier terminated as otherwise provided for in the Young Agreement.

Ms. Young is entitled to receive a base salary of $206,000 and other compensation to be determined from time to time by the Company in its sole discretion. If Ms. Young’s employment is terminated for Cause, upon Death or Disability, or as a Voluntary Resignation (as those terms are defined in the Young Agreement), the Company will pay Ms. Young any accrued and unpaid base salary, unused vacation time, unreimbursed expenses and accrued benefits, all as of the date of termination. If Ms. Young’s employment is terminated Without Cause, for Good Reason upon a Change in Control (as those terms are defined in the Young Agreement) or upon non-renewal, the Company will pay Ms. Young an amount equal to six months of her annual base salary and any bonus she would have received, prorated. If Ms. Young’s employment is terminated within one year following a Change in Control, Without Cause, upon non-renewal or for Good Reason, the Company will pay Ms. Young an amount equal to twelve months of her annual base salary and any bonus she would have received, prorated.

Mello Employment Agreement

On March 31, 2019, the Company appointed David C. Mello as its Executive Vice President of Technical Services. In connection with his promotion to EVP of Technical Services, on April 4, 2019, the Company entered into an amended and restated employment agreement (the “Mello Agreement”) with Mr. Mello. The Mello Agreement is effective as of April 4, 2019 and supersedes the employment agreement dated September 18, 2017 between the Company and Mr. Mello. Pursuant to the terms of the Mello Agreement, the Company has agreed to continue to employ Mr. Mello for an initial term of one (1) year in his current position as Executive Vice President of Technical Services of the Company. The Mello Agreement will automatically renew for additional one year periods, unless the Mello Agreement is cancelled by the Company or by Mr. Mello at least 90 days prior to the end of any such one year term or it is earlier terminated as otherwise provided for in the Mello Agreement.

Mr. Mello is entitled to receive a base salary of $249,672 and other compensation to be determined from time to time by the Company in its sole discretion. If Mr. Mello’s employment is terminated for Cause, upon Death or Disability, or as a Voluntary Resignation (as those terms are defined in the Mello Agreement), the Company will pay Mr. Mello any accrued and unpaid base salary, unused vacation time, unreimbursed expenses and accrued benefits, all as of the date of termination. If Mr. Mello’s employment is terminated Without Cause, for Good Reason upon a Change in Control (as those terms are defined in the Mello Agreement) or upon non-renewal, the Company will pay Mr. Mello an amount equal to six months of his annual base salary and any bonus he would have received, prorated. If Mr. Mello’s employment is terminated within one year following a Change in Control, Without Cause, upon non-renewal or for Good Reason, the Company will pay Mr. Mello an amount equal to twelve months of his annual base salary and any bonus he would have received, prorated.

The foregoing descriptions of the Young Agreement and the Mello Agreement are summaries only and are qualified in their entirety by the full text of each agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 1, 2019, the Company issued a press release announcing the unexpected passing of the Company’s President and CEO, Matthew C. Goulet, the appointment of Robert Alpert as the Company’s Interim CEO, and the internal promotions of Michael P. Canavan and David C. Mello to Executive Vice Presidents at the Company. A copy of the press release is furnished and attached hereto as Exhibit 99.1. Such Exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

99.1	Press Release dated April 1, 2019.
10.1	Amended and Restated Employment Agreement, dated as of April 4, 2019, by and between GlobalSCAPE, Inc. and Karen J. Young.
10.2	Amended and Restated Employment Agreement, dated as of April 4, 2019, by and between GlobalSCAPE, Inc. and David C. Mello.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSCAPE, INC.

Dated: April 4, 2019	By:	/s/ Karen J. Young
		Name:	Karen J. Young
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 1, 2019.
10.1	Amended and Restated Employment Agreement, dated as of April 4, 2019, by and between GlobalSCAPE, Inc. and Karen J. Young.
10.2	Amended and Restated Employment Agreement, dated as of April 4, 2019, by and between GlobalSCAPE, Inc. and David C. Mello.